Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-123913) of BJ’s Restaurants, Inc.,

2.	Registration Statement (Form S-8 No. 333-125899) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc.,

3.	Registration Statement (Form S-8 No. 333-172703) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc.,

4.	Registration Statement (Form S-3 No. 333-139333) of BJ’s Restaurants, Inc.,

5.	Registration Statement (Form S-3 No. 333-158392) of BJ’s Restaurants, Inc.,

6.	Registration Statement (Form S-8 No. 333-206066) pertaining to the 2005 Equity Incentive Plan of BJ's Restaurants, Inc.,

7.	Registration Statement (Form S-8 No. 333-233039) pertaining to the Equity Incentive Plan, as amended, of BJ's Restaurants, Inc. and,

8.	Registration Statement (Form S-3 No. 333-237813) of BJ's Restaurants, Inc.

of our report dated March 1, 2021, with respect to the consolidated financial statements of BJ’s Restaurants, Inc. included in this Annual Report (Form 10-K) of BJ’s Restaurants, Inc. for the year ended December 29, 2020.

/s/Ernst & Young LLP

Irvine, California

February 24, 2022